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Exhibit (d)

                                    AGREEMENT

         AGREEMENT (this "Agreement"), dated as of December 5, 1997, by and among AMBI Inc., a corporation organized under the laws of the State of New York (the "Company"), and the undersigned Initial Investors (together with affiliates, the "Initial Investors").

         WHEREAS:

         In connection with that certain Securities Purchase Agreement, dated as of May 8, 1997, by and among the Company and the Initial Investors (the "Securities Purchase Agreement"), the Company issued and sold to the Initial Investors certain units consisting of (i) one share of the Company's Series D Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), convertible into common stock, par value $.005 per share of the Company (the "Common Stock") and (ii) warrants (the "Warrants") to acquire shares of Common Stock. The rights, preferences and privileges of the Preferred Stock are set forth in the Certificate of Amendment of the Certificate of Incorporation by AMBI Inc. ("Certificate of Amendment") attached as Exhibit A to the Securities Purchase Agreement. The terms of the Warrants are set forth in the Stock Purchase Warrant attached as Exhibit B to the Securities Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Securities Purchase Agreement, the Certificate of Amendment and the Stock Purchase Warrant.

         The Company desires to induce the Initial Investors to agree not to convert certain of their Preferred Stock for a period of six (6) months as described herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors hereby agree as follows:

         Conversion of Preferred Stock; Adjustment in Conversion Price. The Company and the Initial Investors agree that, effective as of the date of this Agreement, the Initial Investors shall convert fifty (50%) percent of their Preferred Stock into such number of fully paid and nonassessable shares of Common Stock determined in accordance with the formula set forth in Article IV.A of the Certificate of Amendment. The Company agrees that, for purposes of such conversion, the Conversion Price shall be the amount obtained by multiplying Seventy-Five (75%) Percent by the average of the Closing Bid Prices for the Company's Common Stock for the five (5) consecutive trading days ending on the trading day immediately preceding the date of this Agreement. The Initial Investors and the Company agree to effect the conversion in accordance with the procedures set forth in Article IV.B of the Certificate of Amendment.

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         2. Restriction on Conversion of Remaining Preferred Stock. The Initial
Investors agree that, for a period of six (6) months following the date hereof (the "Lock Up Period"), the Initial Investors shall not convert their remaining shares of Preferred Stock ("Remaining Preferred Stock") without the prior written consent of the Company, which consent may be withheld at the sole discretion of the Company. Upon expiration of the Lock Up Period, the Initial Investors shall be entitled, at any time or from time to time, at their discretion, to convert the Remaining Preferred Stock into shares of Common Stock in accordance with the terms of the Certificate of Amendment.

         3. Adjustment in Fixed Conversion Price. The Fixed Conversion Price applicable to the Remaining Preferred Stock shall be reset to equal $2.25.

         4. Adjustment in Warrant Exercise Price. The Company hereby agrees to reduce the Exercise Price of the Warrants to $2.25. Such reduction may be evidenced by a future amendment to the Warrants.

         5. Extension of the Maturity Date. The Company hereby agrees to extend the Maturity Date for the mandatory conversion of the Remaining Preferred Stock under Section IV.D of the Certificate of Amendment from May 8, 1999 to May 8, 2001.

         6. Adjustment in Number of Notice Days Required for an Optional Redemption. The Initial Investors and the Company hereby agree that the minimum number of days required for prior written notice of an Optional Redemption Notice pursuant to Section VIII.D of the Certificate of Amendment shall be reduced from twenty (20) business days to ten (10) business days.

         7. (a) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company and the Initial Investors irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the City of New York in the State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the Initial Investors irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process mailed by first class mail shall be deemed in every respect effective service of process upon the recipient in any such suit or proceeding. Nothing herein shall affect the right of the Company or the Initial Investor to serve process in any other manner permitted by law. The Company and each Initial Investor agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

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                  (c) Except as expressly provided herein, all of the terms and provisions of the Certificate of Designation shall continue in full force and effect and nothing contained herein shall be deemed to constitute a waiver by the Initial Investors of any of their rights under the Certificate of Amendment, the Stock Purchase Warrant, the Securities Purchase Agreement, the Registration Rights Agreement or any other agreement among the Company and the Initial Investors.

                  (d) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

AMBI INC.

By: /s/ Frederic D. Price
Name:   Frederic D. Price
Title:

INITIAL INVESTORS:

C.C. INVESTMENTS, LDC                       OLYMPUS SECURITIES, LTD.

By: /s/ John D. Ziegelman                   By: /s/ N. Aggarwal
    -----------------------------------         -------------------------------

      Name: John D. Ziegelman                     Name: N. Aggarwal
            ---------------------------                 -----------------------
      Title:                                      Title:
            ---------------------------                  ----------------------

NELSON PARTNERS                             LAKESHORE INTERNATIONAL, LTD.

By: /s/ N. Aggarwal                         By: /s/ John D. Brandenborg
    -----------------------------------         -------------------------------

      Name: N. Aggarwal                           Name: John D. Brandenborg
            ---------------------------                 -----------------------
      Title:                                      Title:
            ---------------------------                  ----------------------